Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports

First Quarter Fiscal 2008 Financial Results

Top and Bottom Line Results Exceed Guidance

Company Raises Fiscal 2008 Guidance and Provides Second Quarter Guidance

New York, NY – March 11, 2008 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first quarter ended January 31, 2008.

Net revenue for the first quarter was $240.4 million, compared to $277.3 million for the same quarter of fiscal 2007, which benefited from more new game releases in last year’s holiday season.  First quarter sales were led by BioShock, Carnival Games™, NBA 2K8, Grand Theft Auto catalog titles, and the release of Grand Theft Auto: Vice City Stories in Japan. Distribution revenue rose year over year, fueled by the strength of next generation software and hardware sales, including robust demand for Wii™ products.

Net loss for the first quarter was $38.0 million or $0.52 per share, compared to a net loss of $21.5 million or $0.30 per share in the first quarter of fiscal 2007.

The first quarter results include $6.1 million in stock-based compensation expense ($0.08 per share); and $1.7 million in expenses related to unusual legal matters and business reorganization costs ($0.02 per share). Results for the first quarter of 2007 included $4.0 million in stock-based compensation expense ($0.06 per share); and $7.2 million in expenses related to unusual legal matters ($0.10 per share).

Non-GAAP net loss was $30.3 million or $0.41 per share in the first quarter, compared to a net loss of $10.3 million or $0.14 per share in the first quarter of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•	Rockstar Games announced a worldwide release date of April 29, 2008 for the highly anticipated Grand Theft Auto IV.
•

2K Games said today that BioShock 2, the sequel to the wholly owned and internally developed title, is being developed by 2K Marin and is planned for release in the fourth quarter of fiscal 2009. The critically acclaimed BioShock title has sold over 2 million units worldwide since its launch in August.

•

Carnival Games, a wholly owned and internally developed title for the Wii™, shipped over 1 million units since its debut in late August. 2K Play will be bringing this popular title to the Nintendo DS™ this summer.

•	2K Play announced today that Carnival Games: Mini-Golf™, a brand extension of the Carnival Games franchise, is coming exclusively to the Wii this fall.
•

2K announced the acquisition of Illusion Softworks, the creator and owner of several hit video game franchises, including Mafia, Hidden & Dangerous and Vietcong. Renamed 2K Czech, the Czech Republic based studio is currently developing Mafia II for next generation consoles and Games for Windows®.

Strauss Zelnick, Chairman of Take-Two, stated, “We are pleased with Take-Two’s stronger than expected top and bottom line results for the first quarter.  Our performance benefited from a diverse range of hit titles in the first quarter, and we are eagerly awaiting the release of Grand Theft Auto IV in the second quarter.  We believe that our extraordinary creative assets and improving operational efficiency will be sources of significant value for shareholders as the interactive entertainment industry moves further into the current growth cycle.”

Ben Feder, Chief Executive Officer of Take-Two, added, “We’re excited about our robust product lineup, most of which is based on internally-owned and developed IP. With one of the strongest release schedules in the industry, Take-Two is clearly well positioned for the future. In addition to Grand Theft Auto IV, for the balance of fiscal 2008 our releases will include Midnight Club: Los Angeles, Sid Meier’s Civilization Revolution, Top Spin 3, Don King Presents: Prizefighter, Carnival Games for DS, Carnival Games: Mini-Golf for Wii, NBA® 2K9, NHL® 2K9, episodic content for Grand Theft Auto IV on Xbox 360, as well as other titles. We also have significant visibility into fiscal 2009, which includes additional episodic content for Grand Theft Auto IV, Mafia II, Borderlands™, BioShock 2, our complete sports lineup, additional Nick Jr. titles under our agreement with Nickelodeon, and several new brands.”

Financial Guidance

The Company is providing guidance for the second quarter ending April 30, 2008 and is raising its guidance for the fiscal year ending October 31, 2008 as detailed below. Fiscal 2008 guidance reflects the release of Borderlands for Xbox 360, PLAYSTATION 3 and Games for Windows® in fiscal 2009 instead of fiscal 2008 in order to allow additional development time for this highly anticipated game and provide a better balance in the release of Take-Two’s triple-A titles.

	Revenue*	Non-GAAP EPS (a)(b)
Second quarter ending 4/30/2008	$450 to $500	$1.00 to $1.10

Fiscal year ending 10/31/2008	$1,250 to $1,400	$1.35 to $1.55

* In millions

(a) The Company’s non-GAAP EPS estimates for the second quarter ending April 30, 2008 and fiscal year ending October 31, 2008 exclude approximately $0.16 and $0.49 per share, respectively, of stock-based compensation expense; and approximately $0.04 and $0.08 per share, respectively, of business reorganization charges and expenses related to unusual legal matters. The Company’s stock-based compensation expense for the second quarter and fiscal 2008 reflects the cost of approximately two million stock options issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these options is dependent upon several factors, including future changes in Take-Two’s stock price.

(b) EPS estimates reflect tax expense on international operations only.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these next generation systems while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the first and second quarters of 2008:

Title	Platform

Bully: Scholarship Edition	Xbox 360, Wii
College Hoops 2K8	Xbox 360, PS3, PS2
Deal or No Deal: Secret Vault Games™	PC
Dora the Explorer: Dora Saves the Mermaids™	PS2, DS
Go, Diego, Go!: Safari Rescue™	Wii, PS2, DS
Grand Theft Auto: Vice City Stories (Japan)	PS2, PSP
Major League Baseball® 2K8	Xbox 360, PS3, Wii, PSP, PS2

Take-Two's lineup announced to date for the remainder of fiscal 2008 includes the following titles:

Title	Platform

Carnival Games™	DS
Carnival Games: Mini-Golf™	Wii
Don King Presents: Prizefighter	Xbox 360, Wii, DS
Grand Theft Auto IV	Xbox 360, PS3
Grand Theft Auto IV episodic content	Xbox 360
Major League Baseball® 2K8 Fantasy All-Stars	DS
Midnight Club: Los Angeles	Xbox 360, PS3
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Sid Meier's Civilization® Revolution™	Xbox 360, PS3, DS
Top Spin 3	Xbox 360, PS3, Wii, DS

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, operating loss, net loss and basic and diluted loss per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•	Business reorganization, restructuring and related expenses

•	Stock-based compensation
•	Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters
•	Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the year ended October 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions.

The Company recorded additional business reorganization costs in the first quarter ended January 31, 2008, and expects that additional business reorganization, restructuring and related costs will be recorded in the remainder of the 2008 fiscal year. Such costs are expected to relate to severance, asset write-offs and associated professional fees.  The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  Furthermore, executive and management incentive compensation plans are generally based on measures that exclude the impact of stock-based compensation.  The Company places greater emphasis on shareholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters

The Company has incurred significant legal and other professional fees associated with both the investigation of stock option grants and the Company’s responses to the New York County District Attorney’s subpoenas. One of management’s primary objectives is to bring conclusion to its regulatory matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business.  As a result, the Company has excluded such expenses from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with accounting principles generally accepted in the United States.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc., is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Windows, the Windows Vista Start button, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies, and 'Games for Windows' and the Windows Vista Start button logo are used under license from Microsoft.

“PlayStation”, “PLAYSTATION”, and “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo. © 2006 Nintendo.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee's investigation of the Company's stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts' unsolicited proposal to acquire the Company include: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts' unsolicited proposal, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled "Risk Factors" as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended January 31,
	2008	2007

Net revenue	$240,442	$277,340

Cost of goods sold:
Product costs	148,152	164,143
Software development costs and royalties	22,713	22,879
Internal royalties	6,145	9,478
Licenses	8,998	7,725
Total cost of goods sold	186,008	204,225

Gross profit	54,434	73,115

Selling and marketing	33,729	35,024
General and administrative	31,402	38,614
Research and development	15,810	14,150
Business reorganization and related	162	—
Depreciation and amortization	6,409	6,661
Total operating expenses	87,512	94,449
Loss from operations	(33,078)	(21,334)
Interest and other, net	(152)	862
Loss before income taxes	(33,230)	(20,472)
Income taxes	4,767	1,076
Net loss	$(37,997)	$(21,548)

Basic and diluted loss per share	$(0.52)	$(0.30)

Basic and diluted weighted average shares outstanding	73,148	71,360

	Three months ended January 31,
OTHER INFORMATION	2008	2007

Total revenue mix
Publishing	51%	58%
Distribution	49%	42%

Geographic revenue mix
North America	84%	77%
International	16%	23%

Publishing revenue platform mix
Sony PlayStation 2	25%	36%
Microsoft Xbox 360	21%	15%
Nintendo Wii	19%	0%
Sony PSP	13%	20%
PC	10%	12%
Sony PLAYSTATION 3	8%	6%
Nintendo Handhelds	3%	1%
Microsoft Xbox	1%	4%
Accessories and other	0%	6%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31,	October 31,
	2008	2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$54,388	$77,757
Accounts receivable, net of allowances of $52,778 and $63,324 at January 31, 2008 and October 31, 2007, respectively	63,337	104,937
Inventory	82,487	99,331
Software development costs and licenses	157,153	141,441
Prepaid taxes and taxes receivable	23,479	40,316
Prepaid expenses and other	34,805	34,741
Total current assets	415,649	498,523

Fixed assets, net	41,515	44,986
Software development costs and licenses, net of current portion	35,199	34,465
Goodwill	233,008	204,845
Other intangibles, net	30,170	31,264
Other assets	17,544	17,060
Total assets	$773,085	$831,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,096	$128,782
Accrued expenses and other current liabilities	115,647	146,835
Deferred revenue	32,527	36,544
Total current liabilities	216,270	312,161
Deferred revenue	25,000	25,000
Line of credit	36,000	18,000
Income taxes payable	28,414	—
Other long-term liabilities	5,285	4,828
Total liabilities	310,969	359,989
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 76,126 and 74,273 shares issued and outstanding at January 31, 2008 and October 31, 2007, respectively	761	743
Additional paid-in capital	549,562	513,297
Accumulated deficit	(116,819)	(77,747)
Accumulated other comprehensive income	28,612	34,861
Total stockholders’ equity	462,116	471,154

Total liabilities and stockholders’ equity	$773,085	$831,143

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended January 31,
	2008	2007
Operating activities:
Net loss	$(37,997)	$(21,548)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and impairment of software development costs and licenses (1)	18,581	18,835
Depreciation and amortization of long-lived assets	6,409	6,661
Amortization and impairment of intellectual property	351	925
Stock-based compensation (2)	6,073	3,992
Benefit for deferred income taxes	(107)	(80)
Foreign currency transaction gain and other	(1,387)	(604)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	42,420	63,891
Inventory	16,844	13,326
Software development costs and licenses	(34,023)	(38,315)
Prepaid expenses, other current and other non-current assets	17,551	25,431
Accounts payable, accrued expenses, deferred revenue, income taxes payable and other liabilities	(74,080)	(60,391)
Total adjustments	(1,368)	33,671
Net cash (used for) provided by operating activities	(39,365)	12,123

Investing activities:
Purchase of fixed assets	(1,370)	(7,742)
Payments for purchases of businesses, net of cash acquired	(151)	—
Net cash used for investing activities	(1,521)	(7,742)

Financing activities:
Proceeds from exercise of options	937	—
Net borrowings on line of credit	18,000	—
Payment of debt issuance costs	(979)	—
Repurchase of common stock	—	(12)
Net cash provided by (used for) financing activities	17,958	(12)
Effects of exchange rates on cash and cash equivalents	(441)	1,302
Net (decrease) increase in cash and cash equivalents	(23,369)	5,671
Cash and cash equivalents, beginning of year	77,757	132,480
Cash and cash equivalents, end of period	$54,388	$138,151

(1)  Excludes stock-based compensation

(2)  Includes the net effects of capitalization and amortization of stock-based compensation

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Business	Professional		Non-GAAP three
	ended January 31,	reorganization	fees and	Stock-based	months ended January 31,
	2008	and related	legal matters	compensation	2008

Net revenue	$240,442	$—	$—	$—	$240,442

Cost of goods sold:
Product costs	148,152	—	—	—	148,152
Software development costs and royalties	22,713	—	—	(746)	21,967
Internal royalties	6,145	—	—	—	6,145
Licenses	8,998	—	—	—	8,998
Total cost of goods sold	186,008	—	—	(746)	185,262

Gross profit	54,434	—	—	746	55,180

Selling and marketing	33,729	—	—	(867)	32,862
General and administrative	31,402	—	(1,494)	(3,372)	26,536
Research and development	15,810	—	—	(1,088)	14,722
Business reorganization and related	162	(162)	—	—	—
Depreciation and amortization	6,409	—	—	—	6,409
Total operating expenses	87,512	(162)	(1,494)	(5,327)	80,529
Loss from operations	(33,078)	162	1,494	6,073	(25,349)
Interest and other, net	(152)	—	—	—	(152)
Loss before income taxes	(33,230)	162	1,494	6,073	(25,501)
Income taxes	4,767	—	—	—	4,767
Net loss	$(37,997)	$162	$1,494	$6,073	$(30,268)

Basic and diluted loss per share*	$(0.52)	$—	$0.02	$0.08	$(0.41)

Basic and diluted weighted average shares outstanding	73,148				73,148

EBITDA:
Loss before income taxes	$(33,230)				$(25,501)
Interest and other, net	152				152
Depreciation and amortization	6,409				6,409
EBITDA	$(26,669)				$(18,940)
Add: Business reorganization and related	162				—
Adjusted EBITDA	$(26,507)				$(18,940)

*Basic and diluted loss per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Business	Professional		Non-GAAP three
	ended January 31,	reorganization	fees and	Stock-based	months ended January 31,
	2007	and related	legal matters	compensation	2007

Net revenue	$277,340	$—	$—	$—	$277,340

Cost of goods sold:
Product costs	164,143	—	—	—	164,143
Software development costs and royalties	22,879	—	—	(545)	22,334
Internal royalties	9,478	—	—	—	9,478
Licenses	7,725	—	—	—	7,725
Total cost of goods sold	204,225	—	—	(545)	203,680

Gross profit	73,115	—	—	545	73,660

Selling and marketing	35,024	—	—	(307)	34,717
General and administrative	38,614	—	(7,225)	(1,954)	29,435
Research and development	14,150	—	—	(1,186)	12,964
Business reorganization and related	—	—	—	—	—
Depreciation and amortization	6,661	—	—	—	6,661
Total operating expenses	94,449	—	(7,225)	(3,447)	83,777
Loss from operations	(21,334)	—	7,225	3,992	(10,117)
Interest and other, net	862	—	—	—	862
Loss before income taxes	(20,472)	—	7,225	3,992	(9,255)
Income taxes	1,076	—	—	—	1,076
Net loss	$(21,548)	$—	$7,225	$3,992	$(10,331)

Basic and diluted loss per share*	$(0.30)	$—	$0.10	$0.06	$(0.14)

Basic and diluted weighted average shares outstanding	71,360				71,360

EBITDA:
Loss before income taxes	$(20,472)				$(9,255)
Interest and other, net	(862)				(862)
Depreciation and amortization	6,661				6,661
EBITDA	$(14,673)				$(3,456)
Add: Business reorganization and related	—				—
Adjusted EBITDA	$(14,673)				$(3,456)

*Basic and diluted loss per share may not add due to rounding